Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 76677.000008

March 1, 2011

Xenith Bankshares, Inc.

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

Xenith Bankshares, Inc.

Registration Statement on Form S-1

Ladies and Gentleman:

We have acted as counsel to Xenith Bankshares, Inc., a Virginia corporation (the “Company”), in connection with (1) its Registration Statement on Form S-1, as amended (Registration No. 333-170836) (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 24, 2010 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (2) the Company’s proposed offering and sale of up to 8,050,000 shares of its common stock, $1.00 par value per share (the “Shares”). The Shares are proposed to be offered and sold as described in the preliminary prospectus, dated March 1, 2011, contained in the Registration Statement (the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and

ATLANTA         AUSTIN         BANGKOK         BEIJING         BRUSSELS         CHARLOTTE         DALLAS         HOUSTON         LONDON         LOS ANGELES

McLEAN         MIAMI         NEW YORK         NORFOLK         RALEIGH         RICHMOND         SAN FRANCISCO         WASHINGTON

www.hunton.com

Xenith Bankshares, Inc.

March 1, 2011

enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia and the federal laws of the United States of America.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.	The Shares have been duly authorized and, when the Shares have been issued and sold as contemplated in the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Hunton & Williams LLP